UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 19, 2013

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 America Center Drive
San Jose, California	95002
(Address of principal executive offices)	(Zip Code)

(408) 586-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 23, 2013, Polycom, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended June 30, 2013. The full text of the press release is furnished as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On July 19, 2013, Mr. Andrew M. Miller submitted a letter to the Board of Directors (the “Board”) of the Company resigning from the positions of Chief Executive Officer and President and from the Board, effective immediately on such date. Mr. Miller will continue as a non-executive employee of the Company until August 15, 2013.

In connection with Mr. Miller’s resignation, the Company and Mr. Miller entered into a separation agreement and release (the “Separation Agreement”) on July 22, 2013. The Separation Agreement provides, as consideration for non-solicitation obligations to the Company and the non-revocation of a full release of all claims related to Mr. Miller’s employment with the Company within seven days of his execution thereof, as follows: (i) a notice period through August 15, 2013, during which Mr. Miller will remain as a non-executive employee of the Company and available to the Company to provide transition services; (ii) a lump sum cash payment in the amount of $500,000, less applicable withholdings, payable on the Company’s first payroll date occurring after February 16, 2014; (iii) eligibility to receive his bonus for the first half of 2013, subject to the terms of the Company’s Performance Bonus Plan and payable at the same time bonuses are paid to similarly situated executives and at the bonus percentage paid by the Company; (iv) a lump sum cash payment equal to 12 months of COBRA reimbursement; (v) retention of his Company-issued laptops and other electronic devices; (vi) preservation of pre-existing indemnification rights by the Company; and (vii) reimbursement of attorneys’ fees incurred in connection with the review and negotiation of the Separation Agreement, not to exceed $25,000. A copy of the Separation Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Interim Chief Executive Officer

Effective as of the close of business on July 22, 2013, the Board appointed Kevin T. Parker to serve as Polycom’s Interim Chief Executive Officer and President. Mr. Parker will also continue to serve as Chairman of the Board. Mr. Parker, age 53, has been a director of Polycom since January 2005 and is currently a Managing Principal at Bridge Growth Partners, LLC. Mr. Parker served as President and Chief Executive Officer of Deltek, Inc., a provider of enterprise software applications, from June 2005 to December 2012 and as Chairman of the board of directors of Deltek from April 2006 to December 2012. Prior to joining Deltek, Mr. Parker served as Co-President of PeopleSoft, Inc., an enterprise application software company, from October 2004 to December 2004, as Executive Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft from January 2002 to October 2004, and as Senior Vice President and Chief Financial Officer of PeopleSoft from October 2000 to December 2001. Prior to joining PeopleSoft, Mr. Parker served as Senior Vice President and Chief Financial Officer from 1999 to 2000 at Aspect Communications Corporation, a customer relationship management software company. From 1996 to 1999, Mr. Parker was Senior Vice President of Finance and Administration at Fujitsu Computer Products of America. Mr. Parker holds a B.S. in Accounting from Clarkson University and sits on its board of trustees.

In connection with the appointment of Mr. Parker as Polycom’s Interim Chief Executive Officer, the Board also appointed current Board member William A. Owens to replace Mr. Parker on the Audit Committee.

Mr. Parker will receive the following for his service as Interim Chief Executive Officer:

•	$35,000 monthly base salary;

•	Annual target bonus opportunity of 100% of actual earned base salary;

•

An equity award comprised of 98,700 restricted stock units, which shall be scheduled to vest over three years, with the actual number of shares that vest being based on the actual number of months Mr. Parker serves as Interim Chief Executive Officer;

•

An equity award comprised of 98,700 performance shares, where Total Shareholder Return (“TSR”) will be measured for the time period during which Mr. Parker serves as Interim Chief Executive Officer; and

•	Travel and temporary living expenses, consistent with Company policy.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2013, in connection with Mr. Miller’s resignation, the Board approved an amendment to Polycom’s Bylaws to reduce the size of the Board to five (5) members. A copy of the Amended and Restated Bylaws of Polycom is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release in connection with Mr. Miller’s resignation and the appointment of Kevin Parker as the Company’s Interim Chief Executive Officer, a copy of which is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01. Other Events.

On July 17, 2013, the Audit Committee of the Board completed a review of certain of Mr. Miller’s expense submissions. The Audit Committee found certain irregularities in these submissions. At the conclusion of the review, Mr. Miller accepted responsibility and submitted the letter referred to in Item 5.02. The amounts involved did not have a material impact on the Company’s previously reported financial statements for any period.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
3.1	Amended and Restated Bylaws of Polycom, Inc.
10.1	Separation Agreement and Release, dated July 22, 2013, by and between Andrew Miller and the Company.
99.1	Press Release, dated July 23, 2013, entitled “Polycom Announces Revenues of $345 Million for Second Quarter 2013.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Eric F. Brown
Eric F. Brown
Chief Operating Officer, Chief Financial Officer and Executive Vice President

Date: July 23, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Polycom, Inc.

10.1	Separation Agreement and Release, dated July 22, 2013, by and between Andrew Miller and the Company.

99.1	Press Release, dated July 23, 2013, entitled “Polycom Announces Revenues of $345 Million for Second Quarter 2013.”